                                                                                                                      Exhibit 32(b)

                                                      CERTIFICATION PURSUANT TO
                                           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

         In connection with the Quarterly Report on Form 10-Q of The Walt Disney Company (the "Company") for the fiscal quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas O. Staggs,
Senior Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         1.   The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange
              Act of 1934; and

         2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/   THOMAS O. STAGGS
----------------------------------------------------
Thomas O. Staggs
Senior Executive Vice President
and Chief Financial Officer
August 14, 2003

* A signed original of this written statement required by Section 906 has been provided to The Walt Disney Company and will be retained by The Walt Disney Company and furnished to the Securities and Exchange Commission or its staff upon request.